Exhibit 99.2

DoctorDirectory.com, Inc.

Unaudited Financial Statements

As of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 and the notes related thereto

DOCTORDIRECTORY.COM, INC.

DOCTORDIRECTORY.COM, INC.

Balance Sheets

	As of September 30, 2014	As of December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,018,041	$3,930,116
Accounts receivable, net of allowance for doubtful accounts of approximately $69 thousand as of September 30, 2014 and December 31, 2013	2,308,100	1,491,919
Revenues in excess of billings	4,337,382	5,112,630
Deferred tax assets	428,955	428,955
Other current assets	186,796	173,028
Total current assets	11,279,274	11,136,648
Property and equipment, net	324,085	184,535
Intangible assets, net	234,527	183,451
Total assets	$11,837,886	$11,504,634
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$710,685	$595,349
Accrued liabilities	2,201,346	3,189,315
Unearned revenue	6,525	945,980
Total current liabilities	2,918,556	4,730,644
Long-term liabilities:
Deferred tax liabilities	69,342	69,342
Total liabilities	2,987,898	4,799,986
Shareholders’ equity:
Preferred stock, par value $0.01; Authorized, 5,000,000 shares; no shares issued	—	—
Common stock – $0.01 par value, Authorized, 5,000,000 shares; Issued 919,862; Outstanding 661,501 as of September 30, 2014 and December 31, 2013	9,199	9,199
Additional paid-in capital	2,390,237	2,371,905
Retained earnings	7,013,528	4,886,520
Treasury stock	(562,976)	(562,976)
Total shareholders’ equity	8,849,988	6,704,648
Commitments and contingencies
Total liabilities and shareholders’ equity	$11,837,886	$11,504,634

See accompanying notes to the unaudited financial statements.

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DOCTORDIRECTORY.COM, INC.

Unaudited Statements of Income

	Nine months ended September 30,
	2014	2013
Revenues:
Healthcare professional digital marketing	$12,358,305	$7,916,695
Market research	2,737,800	2,054,084
Other	1,363	2,396
Total revenues	15,097,468	9,973,175
Costs of revenues	2,647,588	2,870,258
Gross profit	12,449,880	7,102,917
Selling, general, and administrative expenses	6,257,895	5,013,060
Income before income taxes	6,191,985	2,089,857
Income taxes	2,411,227	844,197
Net income	$3,780,758	$1,245,660

See accompanying notes to the unaudited financial statements.

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DOCTORDIRECTORY.COM, INC.

Unaudited Statements of Cash Flows

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$3,780,758	$1,245,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	341,149	293,062
Share-based compensation	18,332	17,682
Change in deferred income taxes	—	—
Changes in working capital:
Accounts receivable	(816,181)	811,960
Revenues in excess of billings	775,248	(1,629,811)
Other current assets	(13,768)	(35,336)
Accounts payable	115,336	(110,608)
Accrued liabilities	(987,969)	1,078,222
Unearned revenue	(939,455)	27,244
Net cash provided by operating activities	2,273,450	1,698,075
Cash flows from investing activities:
Purchases of property and equipment	(245,506)	(78,945)
Purchases of intangible assets	(286,269)	(257,463)
Net cash used in investing activities	(531,775)	(336,408)
Cash flows from financing activity:
Payment of common stock dividend	(1,653,750)	—
Net cash used in financing activity	(1,653,750)	—
Net increase in cash and cash equivalents	87,925	1,361,667
Cash and cash equivalents at beginning of period	3,930,116	1,837,674
Cash and cash equivalents at end of period	$4,018,041	$3,199,341

See accompanying notes to the unaudited financial statements.

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DOCTOR DIRECTORY.COM, INC.

Notes to the Unaudited Financial Statements

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

DoctorDirectory.com, Inc. (the Company) was incorporated as a South Carolina corporation on September 16, 1996. The Company is an interactive healthcare marketing company and is primarily engaged in providing its customers with a communication channel to reach healthcare professionals and health consumers. The Company provides a suite of marketing solutions to pharmaceutical and biotech companies, advertising agencies, market research firms, and other healthcare-related companies. Its products include i) a comprehensive performance-based promotion solution for pharmaceutical companies, ii) market research solutions, and iii) a suite of virtual sales and marketing solutions, which comprise online advertising, direct to physician advertising, direct to consumer advertising, prescription drug e-detailing, prescription drug e-sampling, and physician and health consumer Customer Relationship Management (CRM) programs as well as clinical research program recruitment services. The Company publishes health-related Internet Web Site Properties (Web Site Properties), which provide: i) health provider directories and healthcare-related information to consumers seeking physicians and health information, ii) medical practice marketing and administrative tools to physicians, and iii) client services tools to the Company’s customers.

(b)	Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) on the same basis as the audited financial statements for the year ended December 31, 2013 and, in the opinion of management, include all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods ended September 30, 2014 and 2013. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014 or any other future periods, due to seasonality and other business factors. These unaudited financial statements should be read in conjunction with the audited financial statements and accompanying notes thereto for the year ended December 31, 2013.

(c)	Cash and Cash Equivalents

The Company considers all cash on hand, cash in depository institutions, and short-term investments with original maturities to the Company of 90 days or less to be cash equivalents.

(d)	Trade Accounts Receivable and Revenues in Excess of Billings

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by (used in) operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns.

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DOCTOR DIRECTORY.COM, INC.

Notes to the Unaudited Financial Statements

Revenues in excess of billings are recorded at amounts to be invoiced based on the Company’s customary trade practices which include analysis of program results, calculation of promotional fees earned and client verification of the calculated fees as performance milestones are met.

(e)	Property and Equipment

Property and equipment are stated at cost. Major additions, betterments, and leasehold improvements are capitalized. The Company follows the provisions of Accounting Standards Codification (ASC) Subtopic 350-40, Intangibles – Goodwill and Other – Internal-Use Software, which requires the capitalization of certain costs associated with software development for internal purposes. Depreciation is calculated using the straight-line method based upon the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of useful life or lease term. Useful lives of the Company’s assets are estimated as follows:

Computer equipment	3 years
Computer software	3 years
Office equipment	4-5 years
Leasehold improvements	5 years

(f)	Web Site Development Costs

The Company capitalizes costs incurred to develop its Web Site Properties, including data content acquired, and amortizes such costs over a three-year period using the straight-line method. Amortization commenced in June 1997, at the time the Company’s initial Web Site was published and became available online. Such costs are primarily comprised of third-party web site development costs. The Company also capitalizes the costs to lease or license certain data content included in its Web Site Properties and amortizes such costs over the term of the agreement.

(g)	Other Current Assets

Other current assets consist of prepaid insurance, prepaid license fees and other prepaid expenses.

(h)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

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DOCTOR DIRECTORY.COM, INC.

Notes to the Unaudited Financial Statements

The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

(i)	Revenue Recognition

The Company recognizes revenue as services are delivered, collection of relevant receivables is reasonably assured, persuasive evidence of arrangements exists, and sales prices are fixed or determinable.

Revenues from Market Research services are recognized as surveys are completed and the responses to those surveys are provided to the client. Revenues from Clinical Research Recruitment services are recognized after physicians are recruited to participate in the clinical programs. Revenues from Physician and Consumer CRM Programs are recognized as the Company provides opted-in respondents to the client. The Company recognizes revenue from its interactive advertising, direct to physician, and direct to consumer advertising solutions, including IncreaseRx programs, as those promotions and campaigns are delivered and where applicable, when performance milestones are achieved. eSampling revenues are recognized as physicians agree to participate in the program and request Rx samples.

(j)	Costs of Revenues

The costs directly associated with the delivery of the Company’s promotion, recruiting, and advertising services are classified as Costs of Revenues in the accompanying unaudited financial statements. Additionally, the costs associated with the recruitment of and payment of fees and incentives to participants in advertising, clinical, and market research programs are also classified as Costs of Revenues. Incentive payments that are unclaimed are reversed in the period in which they expire.

(k)	Share-Based Compensation Expense

The Company records share-based compensation expense for options granted to employees using ASC Topic 718, Compensation – Stock Compensation, which requires the measurement of the cost of employee services received in exchange for an award of equity instruments be based on the grant-date fair value of those instruments. Because the Company’s shares are not publicly traded and it is not practicable to estimate the expected volatility of the Company’s share price, the Company accounts for the stock-based compensation of its equity instruments using a value as calculated using the Black-Scholes-Merton method and substituting the historical volatility of an appropriate industry sector index for the expected volatility of its share price. Calculated amounts are amortized straight line over the vesting period. The Company recognized share-based compensation expense of $18,332 and $17,682 during the nine months ended September 30, 2014 and September 30, 2013, respectively.

(l)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the

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DOCTOR DIRECTORY.COM, INC.

Notes to the Unaudited Financial Statements

reported period. On an ongoing basis, the Company evaluates its estimates, including those related to uncollectible receivables, intangible assets, income taxes, and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

(m)	Recent Accounting Pronouncements

In May 2014, the FASB issued amended guidance for revenue recognition. This amendment provides a comprehensive new revenue recognition model. The core principle of the guidance is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. This amendment is effective for fiscal years beginning after December 15, 2016, and for periods within those fiscal years. Early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently assessing the impact, if any, the guidance will have upon adoption.

In August 2014, the FASB issued guidance regarding management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures, as current GAAP provides no such explicit guidance. This guidance should reduce diversity in the timing and content of footnote disclosures. The new standard is effective for fiscal years beginning after December 15, 2016, and for periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the impact, if any, the guidance will have upon adoption.

(2)	Intangible Assets

Intangible assets consist of costs to develop Web Site Properties. Intangible assets at September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	December 31, 2013
Web site development and content	$2,786,225	$2,499,956
Less accumulated amortization	(2,551,698)	(2,316,505)
Net intangible assets	$234,527	$183,451

Amortization expense of intangible assets was $235,193 and $213,223 for the nine months ended September 30, 2014 and 2013, respectively, and is included in selling, general and administrative expense in the accompanying unaudited statements of income.

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DOCTOR DIRECTORY.COM, INC.

Notes to the Unaudited Financial Statements

(3)	Operating Leases and Data License Agreements

The Company is obligated under certain noncancelable leases and licensing agreements, primarily for office space and pharmaceutical prescription data, through 2015.

Lease expenses related to the rental of office space amounted to approximately $155,843 and $153,582, for the nine months ended September 30, 2014 and 2013, respectively.

The total expenses for data licensed under these agreements for the nine months ended September 30, 2014 and 2013 was approximately $217,312 and $177,778, respectively, and is included in Costs of revenues in the accompanying unaudited financial statements.

(4)	Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to shareholders. The holders have no other preemptive or other subscription rights and there are no redemption or sinking fund provisions.

During January 2014, the Company declared and paid a common stock dividend of $2.50 per share. The total dividend payment was $1,653,750.

As of September 30, 2014 and December 31, 2013, there were 661,501 common shares outstanding.

(5)	Income Taxes

The provision for income taxes represents federal, state and local income taxes. The Company’s tax provision for periods is determined using an estimate of the annual effective tax rate, adjusted for discrete items arising in that quarter. In each quarter the Company updates the estimate of the annual effective tax rate, and if the estimated annual tax rate changes, the Company makes a cumulative adjustment in that quarter. The Company’s quarterly tax provision, and the quarterly estimate of the annual effective tax rate, are subject to volatility due to several factors, including the Company’s ability to accurately predict income before provision for income taxes. In addition, the effective tax rate can be more or less volatile based on the amount of income before provision for income taxes.

The Company’s effective tax rate has exceeded the U.S. statutory rate of 34% primarily because of the effect of earnings taxable in the U.S. and state and local taxes, net of U.S. federal income tax benefits.

For the nine months ended September 30, 2014 and 2013, the Company recorded a provision for income taxes of $2,411,227 and $844,197, respectively. The increase in the provision for income taxes was primarily attributable to an increase in pre-tax income in the first nine months of 2014.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of current taxable income and projections for future taxable income over the periods in which the deferred tax assets

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DOCTOR DIRECTORY.COM, INC.

Notes to the Unaudited Financial Statements

are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of any valuation allowances. There was no valuation allowance as of September 30, 2014 or December 31, 2013.

The Company has adopted the provisions of Interpretation No. 48, included in ASC Subtopic 740-10 – Income Taxes – Overall. The Company determined that it did not have any material unrecognized tax benefits or obligations and the adoption of the guidance did not have a material effect on the Company’s financial position or results of operations in 2014 or 2013. The total amount of gross unrecognized tax benefits was zero at September 30, 2014 and December 31, 2013.

(6)	Employee Benefit Plan

The Company provides a Simple IRA Plan (the Plan) for its employees. Employees who meet eligibility requirements established by the Company are permitted to voluntarily participate in the Plan. Participating employees may contribute a portion of their salaries in each calendar year, in pretax contributions to an individual retirement account held exclusively in their names. The Company is required to make an annual contribution to the participating employees account equal to at least 1% and not more than 3% of the employees’ compensation earned in the year, provided however, the Company cannot contribute less than 3% for more than 2 years within any 5-year period. Both the employees’ pretax contributions and the Company’s contributions are 100% vested in the name of the participating employees. For the nine months ended September 30, 2014 and 2013, the Company expensed $86,563 and $63,896, respectively, in connection with contributions made to the Plan.

(7)	Concentration of Risk – Customers

The Company earns substantially all its revenues from customers within the pharmaceutical and biotech industries. The Company earned more than 5% of its annual revenue from 4 and 5 customers during the nine months ended September 30, 2014 and 2013, respectively. These customers accounted for 77% of the Company’s revenues for the nine months ended September 30, 2014 and 2013, respectively. The Company’s operations are dependent upon these customers, and therefore, the loss of a substantial portion of revenues from any of these customers could have a material negative impact on the Company’s business if those revenues are not replaced with additional revenues from new or existing customers.

(8)	Commitments and Contingencies

On occasion and as part of the regular course of business, the Company receives complaints regarding its promotion services from recipients of advertising campaigns messages or correspondence to physicians asking them to provide updated information for the Company’s Web Site Properties. Regulations and laws governing the transmission of communications and health-related information are evolving and may require the Company to modify its business plans and operations in the future.

(9)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through January 21, 2015, the date at which the financial statements were available to be issued, and determined that, other than the sale of the Company to Everyday Health, Inc. as disclosed elsewhere in this Form 8-K/A, there are no significant events to disclose.

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